As filed with the Securities and Exchange Commission on March 5, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Acorda Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3831168
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

420 Saw Mill River Road Ardsley, New York	10502
(Address of Principal Executive Offices)	(Zip Code)

2006 Employee Incentive Plan
(Full Title of the Plan)

Ron Cohen, M.D.
Chief Executive Officer
420 Saw Mill River Road
Ardsley, New York 10502
(Name and Address of Agent For Service)

(914) 347-4300
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☒	Accelerated ☐
Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
2006 Employee Incentive Plan, Common Stock, $0.001 par value per share	1,695,585 shares	$34.37	$58,277,256	$6,855.80

(1)  In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and 457(c) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of the average of the high and low prices of the Registrant’s common stock on February 27, 2015, as reported on the NASDAQ Global Market.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an aggregate of 1,695,585 shares of common stock of the Registrant to be issued pursuant to the Registrant’s 2006 Employee Incentive Plan (the “Plan”). The shares being registered hereunder represent the number of shares by which the Plan was automatically increased on January 1, 2015, as provided by the terms of the Plan.

Item 3.                      INCORPORATION BY REFERENCE

Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s Registration Statements on Form S-8 (File Nos. 333-131846, 333-149726,  333-158085,  333-164626, 333-174785, 333-179906, 333-187091, and 333-194375), filed with the Securities and Exchange Commission on February 14, 2006, March 14, 2008, March 18, 2009, February 1, 2010, June 8, 2011, March 5, 2012, March 6, 2013, and March 6, 2014, respectively, are incorporated herein by reference.

Item 8.                      EXHIBITS.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ardsley, State of New York, on March 5, 2015.

ACORDA THERAPEUTICS, INC.
By:	/s/ Ron Cohen, M.D.
Ron Cohen, M.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Ron Cohen, M.D.	President, Chief Executive Officer and	March 5, 2015
Ron Cohen, M.D.	Director (Principal Executive Officer)
/s/ Michael Rogers	Chief Financial Officer (Principal Financial Officer	March 5, 2015
Michael Rogers	and Principal Accounting Officer)

POWER OF ATTORNEY

We, the undersigned directors of Acorda Therapeutics, Inc., hereby severally constitute and appoint Ron Cohen our true and lawful attorney with full power to him to sign for us and in our names in the capacities indicated below, this Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as directors to enable Acorda Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Barry Greene	Director	March 5, 2015
Barry Greene
/s/ Peder K. Jensen, M.D.	Director	March 5, 2015
Peder K. Jensen, M.D.
/s/ John Kelley	Director	March 5, 2015
John Kelley
/s/ Sandra Panem, Ph.D.	Director	March 5, 2015
Sandra Panem, Ph.D.
/s/ Lorin J. Randall	Director	March 5, 2015
Lorin J. Randall
/s/ Steven M. Rauscher	Director	March 5, 2015
Steven M. Rauscher
/s/ Ian F. Smith	Director	March 5, 2015
Ian F. Smith

INDEX TO EXHIBITS

Number	Description
5.1	Opinion of Covington & Burling LLP, counsel to the Registrant

23.1	Consent of Covington & Burling LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney of all directors of the board of directors of the Registrant (included on the signature pages of this registration statement)